ExhibitExhibit 99.2 99.2 99.1Exhibit 99.2 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA

Table of Contents Company Overview Company Information 3 Third Quarter and Year-to-Date 2018 Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 10 Capitalization, Interest Expense and Covenants 11 Debt Composition and Maturity Schedule 12 Portfolio Information Investment Activity 13 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 14 Development and Redevelopment Summary and Capital Expenditures 15 Same-Property Performance and NOI 16 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 17 Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations 18 Key Health System Relationships and Highlights 19 Financial Statements Condensed Consolidated Balance Sheets 20 Condensed Consolidated Statements of Operations 21 Condensed Consolidated Statements of Cash Flows 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 23.2 million square feet of gross leasable area (“GLA”), with $6.8 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter. Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Finance Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICE

23+	93%	~16M SF	5.3x
MILLION SQUARE FEET	INTERNALLY MANAGED	ON-CAMPUS (Largest on-campus owner in U.S.)	Net Debt/ Adjusted EBITDA*re*

BEST IN CLASS PORTFOLIO
FOCUSED IN 20-25 KEY CONCENTRATED GEOGRAPHIC MARKETS

9 MARKETS ~ 1M+ SF   15 MARKETS > 500K SF



Indianapolis, IN
Pittsburgh, PA
Boston, MA
Hartford, CT
Phoenix, AZ
Atlanta, GA
Houston, TX
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
PM Offices

SF	Market	Invested $'s
965K	Boston, MA	397M
977K	Harford/New Haven, CT	278M
833K	Albany, NY	170M
333K	White Plains, NY	126M
3.1M	**TOTAL NORTHEAST**	**$971M**
1.4M	Indianapolis, IN	282M
1.1M	Pittsburgh, PA	149M
323K	Columbus, OH	77M
2.8M	**TOTAL MIDWEST**	**$508M**

SF	Market	Invested $'s
1.1M	Atlanta, GA	325M
668K	Raleigh, NC	200M
335K	Charlotte, NC	95M
290K	Charleston, SC	75M
2.4M	**TOTAL SOUTHEAST**	**$695M**

SF	Market	Invested $'s
2.1M	Dallas, TX	843M
1.6M	Houston, TX	431M
409K	Austin, TX	164M
4.1M	**TOTAL TEXAS**	**$1,438M**

SF	Market	Invested $'s
954K	Tampa, FL	351M
994K	Miami, FL	229M
512K	Orlando, FL	156M
2.5M	**TOTAL FLORIDA**	**$736M**

FULL SERVICE OPERATING PLATFORM

Best in Class Full Service Operating Platform

Property Management

Leasing

Facilities & Engineering

Construction & Development

FOCUS AND SCALE

94% of Portfolio in Key Markets & Top 75 MSAs

Platform with Scale Creates:

Local Expertise

Strong Relationships

Operational Benefits

Access to Better Performing Markets

DIVERSIFICATION

434 Buildings throughout **32** States

Top Tenant < 4.4% of ABR

Top Market < 10.1% of ABR

Size & Diversification provides stability of cash flows

INVESTMENT GRADE BALANCE SHEET

BBB/Baa2
Credit Rating

5.3x
Net Debt/ Adjusted EBITDA*re*

$1.2B
Liquidity

3Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION


Normalized FFO/Share
$0.43
$0.41
$0.39
$0.37
$0.35
$0.39
$0.40
$0.40
$0.40
$0.41
$0.41
$0.39
$0.42
$0.42
$0.41
$0.41
$0.41
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18


Same Store Growth
4%
3%
2%
3.1%
3.0%
3.1%
3.3%
2.9%
3.2%
3.1%
2.9%
2.8%
2.3%
2.6%
2.5%
2.9% HTA Avg.
2.4% REIT MOB Avg.
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18


Steady & Reliable Dividend
$1.25
$1.23
$1.21
$1.19
$1.17
$1.18
$1.18
$1.18
$1.20
$1.20
$1.20
$1.20
$1.22
$1.22
$1.22
$1.22
$1.24
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18

Top Health Systems

- Adventist Health
- Atrium Health
- Ascension Health
- Baylor Scott & White Health
- Boston Medical Center
- Community Health Systems
- Duke Health
- Highmark-Allegheny Health Network
- Hospital Corporation of America
- Mercy Health
- Providence St. Joseph Health
- Steward Health Care System
- Tenet Healthcare System
- Trinity Health
- Tufts Medical Center
- UNC Health Care

DELIVERING SHAREHOLDER VALUE


HTA Total Returns (Since Inception)
225%
175%
125%
75%
25%
-25%
-75%
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018
HTA: 167%
S&P: 164%
SNL HC REIT Index: 143%
RMS: 74%
*As of 9.30.18
HTA
US REIT Index (RMS)
S&P 500
SNL HC REIT

8.4% Annualized Average Total Returns Since First Distribution in 2006 to September 30, 2018

HTA LISTED NYSE

3Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Company Overview Operating Third Quarter 2018: • Net Income Attributable to Common Stockholders: Increased $159.2 million, to $173.0 million, compared to Q3 2017. Earnings per diluted share increased $0.75, to $0.82 per diluted share, compared to Q3 2017. • Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), decreased (3.4)%, to $81.4 million, compared to Q3 2017. FFO per diluted share decreased (7.3)%, to $0.38 per diluted share, compared to Q3 2017. • Normalized FFO: Increased 0.8%, to $86.1 million, compared to Q3 2017. Normalized FFO per diluted share decreased (2.4)%, to $0.41 per diluted share, compared to Q3 2017. • Normalized Funds Available for Distribution (“FAD”): Decreased (8.0)%, to $68.8 million, compared to Q3 2017. • Same-Property Cash Net Operating Income (“NOI”): Increased $2.7 million, or 2.5%, to $108.8 million, compared to Q3 2017. Year-to-Date 2018: • Net Income Attributable to Common Stockholders: Increased $176.7 million, to $198.1 million, compared to 2017. Earnings per diluted share increased $0.82, to $0.94 per diluted share, compared to 2017. • FFO: As defined by NAREIT, increased 26.0%, to $250.4 million, compared to 2017. FFO per diluted share increased 6.3%, to $1.19 per diluted share, compared to 2017. • Normalized FFO: Increased 19.0%, to $256.2 million, compared to 2017. Normalized FFO per diluted share increased 0.8%, to $1.22 per diluted share, compared to 2017. • Normalized FAD: Increased 15.3%, to $217.0 million, compared to 2017. Same-Property Cash NOI: Increased $5.6 million, or 2.4%, to $233.2 million, compared to 2017. Excluding the MOBs located on its Forest Park Dallas campus, Same-Property Cash NOI growth was 2.7%. Portfolio • Leasing: During the three months ended September 30, 2018, HTA entered into new and renewal leases on approximately 532,000 square feet of gross leasable area (“GLA”), or 2.3%, of its portfolio. Tenant retention for the Same-Property portfolio was 82% by GLA for the quarter, which included approximately 381,000 square feet of GLA of total expiring leases. Re-leasing spreads for renewal leases on a cash basis were approximately 3.7%. Renewal leases included tenant improvements of $1.53 per square foot of GLA per year of the lease term and less than one day of free rent per year of the lease term during the three months ended September 30, 2018. • Leased Rate: As of September 30, 2018, HTA had a leased rate for its portfolio of 92.1% by GLA and an occupancy rate of 90.9% by GLA. • Forest Park Update: During the three months ended September 30, 2018, HTA entered into approximately 41,000 square feet of GLA of new leases on the former Forest Park Dallas campus (the “Campus”), bringing total new leasing for the Campus to 81,000 square feet of GLA for the nine months ended September 30, 2018. The total leased rate for the Campus was approximately 84% as of September 30, 2018. • Dispositions: During the three months ended September 30, 2018, HTA completed the disposition of 19 MOBs, primarily located in Greenville, South Carolina for an aggregate gross sales price of $305.9 million and totaling approximately 1.1 million square feet of GLA, generating gains of approximately $166.4 million, and consisted of the following: ◦ In August 2018, HTA completed the disposition of its Greenville, South Carolina MOB portfolio (the “Greenville Disposition”), which consisted of 17 MOBs for an aggregate gross sales price of $294.3 million in two transactions, including (i) the sale of a single MOB which HTA classified as held for sale as of June 30, 2018, and (ii) the Greenville Disposition which consisted of approximately 965,000 square feet of GLA. ◦ Additionally, HTA completed the disposition of two MOBs located in Derry, New Hampshire and North Adams, Massachusetts for an aggregate gross sales price of $11.6 million, totaling approximately 120,000 square feet of GLA. • Development/Redevelopment: During the nine months ended September 30, 2018, HTA announced a new development in its key gateway market of Miami, Florida and commenced two redevelopments, including an agreement to build a new on-campus MOB in Raleigh, North Carolina. These projects will have total expected construction costs of approximately $70.6 million and are approximately 78% pre-leased to major health systems. • Investments: During the nine months ended September 30, 2018, HTA invested approximately $13.9 million to acquire three MOBs of approximately 60,000 square feet of GLA in the key market of Raleigh, North Carolina. In addition, HTA invested approximately $3.9 million to consolidate its ownership interests in several other MOBs. 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview 2017 Investment Performance • Cash NOI: During the three months ended September 30, 2018, HTA generated $36.4 million of Cash NOI from its 2017 investments, including its investment in its unconsolidated joint venture. As of September 30, 2018, HTA’s run rate yield on its 2017 investments was approximately 5.3%, which included the full year impact of new leases which have been executed, but which have not yet commenced. • Development: As part of the 2017 investments, HTA acquired seven development projects that were under construction and not stabilized at the date of acquisition. During the quarter, HTA completed the remaining development of the Providence Facey MOB in Los Angeles, California. This MOB is approximately 37,000 square feet of GLA and is 100% pre-leased. Balance Sheet and Capital Markets • Balance Sheet: As of September 30, 2018, HTA had total leverage of 29.7%, measured as debt less cash and cash equivalents to total capitalization, and 5.3x, measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Total liquidity at the end of the quarter was $1.2 billion, including $994.5 million of availability under HTA’s unsecured revolving credit facility and $225.5 million of cash and cash equivalents. • Debt: In August 2018, HTA prepaid approximately $72.6 million of its fixed and variable rate mortgages, including the settlement of three cash flow hedges, utilizing net proceeds from the Greenville Disposition to do so. Additionally, in August 2018, HTA’s operating partnership, HTALP, entered into a modification of its $200.0 million unsecured term loan previously due in 2023. This modification decreased pricing at HTA’s current credit rating by 65 bps. The maturity date was also extended by five months to January 2024. The other material terms of the unsecured term loan prior to the modification remained substantially unchanged. • Stock Repurchase Plan: In August 2018, HTA’s Board of Directors approved a stock repurchase plan authorizing HTA to purchase up to $300.0 million of its common stock from time to time. During the nine months ended September 30, 2018, HTA repurchased 628,002 shares of its common stock at an average price of $26.25 per share, for an aggregate amount of approximately $16.5 million. As of September 30, 2018, the remaining amount of common stock available for repurchase under the stock repurchase plan was approximately $283.5 million. Impact of Future Accounting Standards • Topic 842 Leases: In February 2016, the Financial Accounting Standards Board issued Topic 842, which is effective for HTA as of January 1, 2019. As part of Topic 842, companies are required to expense initial direct costs that are currently capitalized. For the nine months ended September 30, 2018, HTA capitalized approximately $3.7 million of internal costs related to leasing activities. Utilizing a traditional third party leasing commission structure of 3% of gross lease value, total leasing commissions would have totaled over $9 million during the nine months ended September 30, 2018. As of January 1, 2019, these external costs, which are primarily external broker fees and external legal fees, will be recorded in HTA’s consolidated statement of operations as additional general and administrative expenses. HTA estimates the range of these expenses to be approximately $6 million to $8 million on an annualized basis and effecting Earnings Per Share and corresponding FFO by approximately $0.03 to $0.04 per share on an annualized basis. Subsequent Events • Debt: Subsequent to September 30, 2018, HTA prepaid approximately $67.2 million of its fixed rate mortgages. HTA did not incur any prepayment fees related to this transaction. • Dividends: On October 25, 2018, HTA’s Board of Directors announced a quarterly dividend of $0.310 per share of common stock and per OP Unit. The quarterly dividend is to be paid on January 9, 2019 to stockholders of record of its common stock and holders of its OP Units on January 2, 2019. • Stock Repurchase Plan: Subsequent to September 30, 2018, HTA repurchased 289,519 shares of its common stock at an average price of $25.69 per share, for an aggregate amount of approximately $7.4 million under its stock repurchase plan. 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 7

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	3Q18	2Q18	1Q18	4Q17	3Q17
INCOME ITEMS					
Revenues	$ 175,135	$ 173,332	$ 175,661	$ 173,770	$ 175,994
NOI (1)(2)	119,346	119,779	119,639	120,497	119,663
Adjusted EBITDA*re*, annualized (1)(3)	446,928	456,596	461,212	457,540	457,716
FFO (1)(3)	81,362	84,394	84,615	85,562	84,248
Normalized FFO (1)(3)	86,144	85,087	84,987	86,732	85,449
Normalized FAD (1)(3)	68,814	72,230	75,924	72,610	74,767
Net income attributable to					
common stockholders per diluted share	$ 0.82	$ 0.07	$ 0.05	$ 0.20	$ 0.07
FFO per diluted share	0.38	0.40	0.40	0.41	0.41
Normalized FFO per diluted share	0.41	0.41	0.41	0.42	0.42
Same-Property Cash NOI growth (4)	2.5%	2.6%	2.3%	2.8%	2.9%
Fixed charge coverage ratio (5)	4.22x	4.10x	4.28x	4.36x	4.35x

	As of				
	3Q18	2Q18	1Q18	4Q17	3Q17
ASSETS					
Gross real estate investments	$ 6,858,468	$ 7,015,665	$ 7,000,502	$ 6,969,565	$ 6,977,851
Total assets	6,328,684	6,302,130	6,359,835	6,449,582	6,413,522
CAPITALIZATION					
Net debt (6)	$ 2,384,141	$ 2,657,340	$ 2,724,048	$ 2,680,675	$ 2,856,758
Total capitalization (7)	8,015,778	8,357,574	8,257,732	8,959,516	8,959,887
Net debt/total capitalization (6)	29.7%	31.8%	33.0%	29.9%	31.9%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDA*re*, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 10 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA*re* divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) For the periods ending 4Q17 - 3Q18 amounts and calculation based on net debt. 3Q17 amount and calculation based on total debt. Refer to page 11 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt (for 4Q17 - 3Q18) at the end of the period. 3Q17 calculated amount based on total debt. Refer to page 11 for details.

3Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot
(as of September 30, 2018)

Investments in Real Estate [1]	$	6.8
Total portfolio GLA [2]		23.2
Leased rate [3]		92.1%
Same-Property portfolio tenant retention rate (YTD) [4]		83%
% of GLA managed internally		93%
% of GLA on-campus/adjacent		68%
% of invested dollars in key markets & top 75 MSAs [5]		94%
Investment grade tenants [6]		46%
Credit rated tenants [6]		59%
Weighted average remaining lease term for all buildings [7]		5.6
Weighted average remaining lease term for single-tenant buildings [7]		7.5
Weighted average remaining lease term for multi-tenant buildings [7]		4.6
Credit ratings (by Moody's and Standard & Poor's)		Baa2(Stable)/BBB(Stable)
Cash and cash equivalents [2]	$	225.5
Net debt/total capitalization		29.7%
Weighted average interest rate per annum on portfolio debt [8]		3.49%

Building Type
% of Portfolio (based on GLA)



Medical Office Buildings
94%
Senior Care
2%
Hospitals
4%

Presence in Top MSAs [9]
% of Portfolio (based on invested dollars)



Indianapolis, IN
4.2%
Hartford/New Haven, CT
4.1%
Atlanta, GA
4.8%
Phoenix, AZ
3.9%
Tampa, FL
5.2%
Denver, CO
3.6%
Boston, MA
5.8%
Orange County/Los Angeles, CA
3.6%
Houston, TX
6.3%
Dallas, TX
12.4%
All Other Markets
6.3%
Remaining Top MSAs
39.8%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) GLA and cash presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of interest rate swaps.
(9) Refer to page 14 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE
3Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended		Nine Months Ended	
	3Q18	3Q17	3Q18	3Q17
Net income attributable to common stockholders	$ 172,986	$ 13,763	$ 198,134	$ 21,390
Depreciation and amortization expense related to investments in real estate	70,004	70,021	208,445	171,678
Gain on sale of real estate, net	(166,372)	—	(166,372)	(3)
Impairment	4,281	—	8,887	5,093
Proportionate share of joint venture depreciation and amortization	463	464	1,277	506
FFO attributable to common stockholders	$ 81,362	$ 84,248	$ 250,371	$ 198,664
Transaction expenses	346	261	789	975
Gain on change in fair value of derivative financial instruments, net	—	—	—	(884)
Loss on extinguishment of debt, net	1,092	774	1,092	11,192
Noncontrolling income from partnership units included in diluted shares	3,344	166	3,822	635
Other normalizing items, net [(1)]	—	—	144	4,643
Normalized FFO attributable to common stockholders	$ 86,144	$ 85,449	$ 256,218	$ 215,225
Other (income) expense	(89)	27	(129)	13
Non-cash compensation expense	2,127	1,654	7,830	5,493
Straight-line rent adjustments, net	(2,746)	(3,009)	(8,289)	(5,834)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	499	683	1,809	1,467
Deferred revenue - tenant improvement related	(1)	(12)	(70)	(23)
Amortization of deferred financing costs and debt discount/premium, net	1,277	1,290	3,857	2,929
Recurring capital expenditures, tenant improvements and leasing commissions	(18,397)	(11,315)	(44,258)	(31,020)
Normalized FAD attributable to common stockholders	$ 68,814	$ 74,767	$ 216,968	$ 188,250
Net income attributable to common stockholders per diluted share	$ 0.82	$ 0.07	$ 0.94	$ 0.12
FFO adjustments per diluted share, net	(0.44)	0.34	0.25	1.00
FFO attributable to common stockholders per diluted share	$ 0.38	$ 0.41	$ 1.19	$ 1.12
Normalized FFO adjustments per diluted share, net	0.03	0.01	0.03	0.09
Normalized FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.42	$ 1.22	$ 1.21
Weighted average diluted common shares outstanding	211,444	204,795	209,968	177,410

Adjusted EBITDA*re* [(2)]	Three Months Ended
	3Q18
Net income	$ 176,348
Interest expense	24,834
Depreciation and amortization expense	70,568
Gain on sale of real estate, net	(166,372)
Impairment	4,281
Proportionate share of joint venture depreciation and amortization	463
EBITDAre	$ 110,122
Transaction expenses	346
Loss on extinguishment of debt, net	1,092
Non-cash compensation expense	2,127
Pro forma impact of acquisitions/dispositions	(1,955)
Adjusted EBITDA*re*	111,732
Adjusted EBITDA*re*, annualized	$ 446,928

(1) For the nine months ended 3Q17, other normalizing items included $4.6 million of non-incremental costs related to the Duke acquisition that were included in transaction expenses on HTA's condensed consolidated statements of operations.

(2) Refer to page 23 for the reporting definitions of EBITDA*re* as defined by NAREIT and Adjusted EBITDA*re* as previously defined as Adjusted EBITDA.

3Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 10

Financial Information

Capitalization, Interest Expense and Covenants

(as of September 30, 2018, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ —
Unsecured term loans	500,000
Unsecured senior notes	1,850,000
Secured mortgage loans	279,230
Deferred financing costs, net	(14,448)
Discount, net	(5,123)
Total debt	$ 2,609,659
Less: cash and cash equivalents	225,518
Net debt	$ 2,384,141
Stock price (as of September 30, 2018)	$ 26.67
Total diluted common shares outstanding	211,160
Equity capitalization	$ 5,631,637
Total capitalization	$ 8,015,778
Total undepreciated assets	$ 7,480,174
Gross book value of unencumbered assets	$ 6,431,670
Total debt/undepreciated assets	34.9%
Net debt/total capitalization	29.7%
Net debt/Adjusted EBITDA*re* ratio	5.3x


Equity
70%
Secured
Debt
4%
Unsecured
Debt
26%

Interest Expense

	Three Months Ended		Nine Months Ended	
	3Q18	3Q17	3Q18	3Q17
Interest (income) expense related to derivative financial instruments	$ (169)	$ 264	$ (297)	$ 827
Gain on change in fair value of derivative financial instruments, net [(1)]	—	—	—	(884)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(169)	264	(297)	(57)
Interest expense related to debt	25,003	25,924	77,689	59,688
Total interest expense	$ 24,834	$ 26,188	$ 77,392	$ 59,631
Interest expense excluding net change in fair value of derivative financial instruments	$ 24,834	$ 26,188	$ 77,392	$ 60,515

Covenants

Bank Loans	Required	3Q18
Total leverage	≤ 60%	34%
Secured leverage	≤ 30%	4%
Fixed charge coverage	≥ 1.50x	4.22x
Unencumbered leverage	≤ 60%	34%
Unencumbered coverage	≥ 1.75x	3.68x

Senior Notes	Required	3Q18
Total leverage	≤ 60%	37%
Secured leverage	≤ 40%	4%
Unencumbered asset coverage	≥ 150%	309%
Interest coverage	≥ 1.50x	4.24x

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

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Financial Information Debt Composition and Maturity Schedule (as of September 30, 2018, dollars in thousands) Debt Composition Unsecured Revolving Unsecured Unsecured Unsecured Unsecured Unsecured Credit Secured Senior Senior Unsecured Senior Unsecured Senior Senior Facility due Mortgage Notes due Notes due Term Loan Notes due Term Loan Notes due Notes due 2022 (1) Loans 2021 2022 due 2023 2023 due 2024 2026 2027 Total 2018 $ — $ 1,086 $ — $ — $ — $ — $ — $ — $ — $ 1,086 2019 — 99,453 — — — — — — — 99,453 2020 — 99,641 — — — — — — — 99,641 2021 — 4,840 300,000 — — — — — — 304,840 2022 — 62,089 — 400,000 — — — — — 462,089 Thereafter — 12,121 — — 300,000 300,000 200,000 350,000 500,000 1,662,121 Subtotal — 279,230 300,000 400,000 300,000 300,000 200,000 350,000 500,000 2,629,230 Deferred financing costs, net — (63) (1,208) (2,353) (2,135) (1,571) (2,131) (1,274) (3,713) (14,448) Premiums (discounts), net — 1,246 (921) (188) — (1,156) — (1,842) (2,262) (5,123) Total $ — $ 280,413 $ 297,871 $ 397,459 $ 297,865 $ 297,273 $ 197,869 $ 346,884 $ 494,025 $ 2,609,659 Stated rate (2) 3.36% 4.32% 3.38% 2.95% 3.46% 3.70% 3.31% 3.50% 3.75% 3.54% Hedged rate (3) 3.36% 4.32% 3.38% 2.95% 3.46% 3.70% 2.70% 3.50% 3.75% 3.49% Debt Maturity Schedule $1,800,000 $1,662,121 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $462,089 $400,000 $304,840 $200,000 $99,453 $99,641 $1,086 $0 2018 2019 2020 2021 2022 Thereafter Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 ($300M) Unsecured Senior Notes due 2023 Unsecured Term Loan due 2024 ($200M) Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 (1) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (2) The stated rate on the debt instrument as of the end of the period. (3) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 12

Portfolio Information

Investment Activity

(as of September 30, 2018, dollars and GLA in thousands)

2018 Acquisitions

Property	Market	Date Acquired	% Leased at Acquisition	Purchase Price [1]	GLA
Medical Office Condos and Land	Various	January/February	100	$ 3,854	10
Sandy Forks MOB	Raleigh, NC	February	100	8,415	24
Sunset Ridge MOB (2 buildings)	Raleigh, NC	August	80	5,460	36
Total				$ 17,729	70

2018 Dispositions

Property	Market	Date Disposed	Purchase Price	GLA
Greenville Portfolio (17 buildings)	Greenville, SC	August	$ 294,250	965
Northern Berkshire MOB	North Adams, MA	August	600	48
Nutfield Professional Center MOB	Derry, NH	September	11,000	72
			$ 305,850	1,085
YTD gain on sale of real estate, net	$166,372			

Annual Investments [1]

As of September 30, 2018, HTA has invested $6.8 billion primarily in MOBs, development properties and other healthcare assets comprising 23.2 million square feet of GLA.



$3,150,000
$2,450,000
$1,750,000
$1,050,000
$350,000
-$350,000
$413,150
$542,976
$455,950
$802,148
$68,314
$294,937
$397,826
$439,530
$271,510
$700,764
$2,722,467
$17,729
($82,885)
($35,685)
($39,483)
($85,150)
($305,850)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Acquisitions
Dispositions

(1) Excludes real estate note receivables and corporate assets.

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Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of September 30, 2018, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA (1)	% of Portfolio	Annualized Base Rent (2)	% of Annualized Base Rent
Southwest	$ 2,617,815	38.6%	8,154	35.1%	$ 187,686	36.1%
Southeast	1,844,422	27.2	6,424	27.6	145,761	28.1
Northeast	1,252,260	18.4	4,594	19.8	106,623	20.5
Midwest	1,064,193	15.7	4,035	17.4	79,036	15.2
Northwest	7,750	0.1	22	0.1	562	0.1
Total	$ 6,786,440	100%	23,229	100%	$ 519,668	100%

Key Markets and Top 75 MSA Concentration (3)

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.4%	2,053	8.8%	$ 52,117	10.0%
Houston, TX	430,979	6.3	1,579	6.8	35,596	6.8
Boston, MA	396,530	5.8	965	4.2	32,234	6.2
Tampa, FL	350,746	5.2	954	4.1	23,596	4.5
Atlanta, GA	325,186	4.8	1,088	4.7	23,344	4.5
Indianapolis, IN	281,768	4.2	1,395	6.0	24,873	4.8
Hartford/New Haven, CT	277,931	4.1	977	4.2	21,573	4.2
Phoenix, AZ	267,781	3.9	1,315	5.7	25,264	4.9
Denver, CO	246,957	3.6	538	2.3	17,372	3.4
Orange County/Los Angeles, CA	241,242	3.6	550	2.4	15,595	3.0
Miami, FL	228,624	3.4	994	4.3	22,459	4.3
Raleigh, NC	199,889	2.9	668	2.9	16,354	3.1
Chicago, IL	190,778	2.8	382	1.6	11,514	2.2
Albany, NY	170,071	2.5	833	3.6	15,977	3.1
Austin, TX	164,425	2.4	409	1.8	8,565	1.6
Orlando, FL	156,300	2.3	512	2.2	11,277	2.2
Pittsburgh, PA	148,612	2.2	1,094	4.7	20,824	4.0
White Plains, NY	126,144	1.9	333	1.4	8,279	1.6
Milwaukee, WI	116,082	1.7	368	1.6	6,402	1.2
Charlotte, NC	94,697	1.4	335	1.4	7,527	1.5
Top 20 MSAs	5,258,016	77.4	17,342	74.7	400,742	77.1
Additional Top MSAs	1,104,189	16.3	4,183	18.0	81,807	15.8
Total Key Markets & Top 75 MSAs	$ 6,362,205	93.7%	21,525	92.7%	$ 482,549	92.9%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Portfolio Information

Development & Redevelopment Summary and Capital Expenditures

(as of September 30, 2018, dollars and GLA in thousands)

Development & Redevelopment Summary - Property Information

Development/Redevelopment	MSA	Total GLA	% Leased
Memorial Hermann Plaza II MOB	Houston, TX	100	100%
Providence Facey MOB	Orange County/Los Angeles, CA	37	100
Total Stabilized		137	100
Main Line Bryn Mawr MOB	Philadelphia, PA	101	65
Total Unstabilized		101	65
Development:			
Jackson South MOB	Miami, FL	51	70
Redevelopment:			
Cypress Station MOB	Houston, TX	53	100
Cary MOB	Raleigh, NC	125	72
Total Construction in Progress		229	78
Total Development and Redevelopment		467	82%

Development & Redevelopment Summary - Financial Information

Development/ Redevelopment	Completion/ Estimated Completion	Redevelopments Removed From Operations [1]	Total Construction Cost	Construction in Progress	Costs to Complete
Memorial Hermann Plaza II MOB	2Q18		$ 21,159	$ 12,665	$ 8,494
Providence Facey MOB	3Q18		19,588	18,945	643
Total Stabilized			$ 40,747	$ 31,610	$ 9,137
Main Line Bryn Mawr MOB	1Q17		$ 32,891	$ 31,707	$ 1,184
Total Unstabilized			$ 32,891	$ 31,707	$ 1,184
Development:					
Jackson South MOB	1Q20		$ 21,634	$ 631	$ 21,003
Redevelopment:					
Cypress Station MOB	4Q19	$ 5,811	6,000	—	6,000
Cary MOB	1Q21	6,037	42,965	530	42,435
Total Construction in Progress		$ 11,848	$ 70,599	$ 1,161	$ 69,438
Total Development and Redevelopment		$ 11,848	$ 144,237	$ 64,478	$ 79,759
Total construction costs/gross real estate investments		2.1%			

Development & Redevelopment Summary - Costs

	Three Months Ended 3Q18	Nine Months Ended 3Q18
Development/redevelopment	$ 5,867	$ 31,464

Capital Expenditures

	Three Months Ended 3Q18	Nine Months Ended 3Q18
Recurring capital expenditures	$ 9,214	$ 15,723
Tenant improvements - 2nd generation	6,625	20,488
Lease commissions [2]	2,558	8,047
Total recurring capital expenditures	$ 18,397	$ 44,258
Capital expenditures - 1st generation/acquisition	1,406	5,834
Tenant improvements - 1st generation	9,553	16,121
Total capital expenditures	$ 29,356	$ 66,213

(1) Represents the net book value for buildings placed in redevelopment and removed from HTA's same store pool.
(2) For the three and nine months ended 3Q18, lease commissions includes approximately $1.5 million and $3.7 million, respectively, of internal initial direct costs subject to the adoption of Topic 842 (*Leases*) effective January 1, 2019. Refer to page 7 for the Impact of Future Accounting Standards under Company Overview for more detail.

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Portfolio Information

Same-Property Performance and NOI

(as of September 30, 2018, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	3Q18	2Q18	3Q17	$ Change	% Change	$ Change	% Change
Rental revenue	$ 121,166	$ 120,042	$ 117,955	$ 1,124	0.9%	$ 3,211	2.7%
Tenant recoveries	37,901	35,254	39,290	2,647	7.5	(1,389)	(3.5)
Total rental income	159,067	155,296	157,245	3,771	2.4	1,822	1.2
Expenses	50,244	47,373	51,085	2,871	6.1	(841)	(1.6)
Same-Property Cash NOI	$ 108,823	$ 107,923	$ 106,160	$ 900	0.8%	$ 2,663	2.5%
Rental Margin [1]	89.8%	89.9%	90.0%				

	As of		
	3Q18	2Q18	3Q17
Number of buildings	403	403	403
GLA	21,743	21,749	21,603
Leased GLA, end of period	20,038	20,054	19,852
Leased %, end of period	92.2%	92.2%	91.9%
Occupancy GLA, end of period	19,813	19,814	19,687
Occupancy %, end of period	91.1%	91.1%	91.1%

NOI [2]

	Three Months Ended	
	3Q18	3Q17
Net income	$ 176,348	$ 13,957
General and administrative expenses	8,770	8,283
Transaction expenses	346	261
Depreciation and amortization expense	70,568	70,491
Impairment	4,281	—
Interest expense and net change in fair value of derivative financial instruments	24,834	26,188
Gain on sale of real estate, net	(166,372)	—
Loss on extinguishment of debt, net	1,092	774
Income from unconsolidated joint venture	(432)	(318)
Other (income) expense	(89)	27
NOI	$ 119,346	$ 119,663
NOI percentage growth	(0.3)%	
NOI	$ 119,346	$ 119,663
Straight-line rent adjustments, net	(2,746)	(3,009)
Amortization of (below) and above market leases/leasehold interests, net	(65)	214
Notes receivable interest income and other GAAP adjustments	(33)	(588)
Cash NOI	$ 116,502	$ 116,280
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(6,065)	(7,337)
Redevelopment Cash NOI	(607)	(1,540)
Intended for sale Cash NOI	(1,007)	(1,243)
Same-Property Cash NOI	$ 108,823	$ 106,160
Same-Property Cash NOI percentage growth	2.5 %	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

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Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of September 30, 2018, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	110	21	6,013	25.9%	$ 140,762	27.1%
Multi-tenant	306	31	15,908	68.5	340,476	65.5
Other Healthcare Facilities						
Hospitals	15	7	954	4.1	33,057	6.4
Senior care	3	1	354	1.5	5,373	1.0
Total	434	32	23,229	100%	$ 519,668	100%

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	277	29	14,343	61.7%	$ 334,958	64.5%
Gross-lease	157	19	8,886	38.3	184,710	35.5
Total	434	32	23,229	100%	$ 519,668	100%

Historical Campus Proximity (2)(3)

	As of				
	3Q18	2Q18	1Q18	4Q17	3Q17
Off-campus aligned	28%	26%	26%	26%	26%
On-campus	68	70	70	70	70
On-campus/aligned	96%	96%	96%	96%	96%
Off-campus/non-aligned	4	4	4	4	4
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	GLA (1)	Annualized Base Rent	% of Annualized Base Rent	As of (2)				
					3Q18	2Q18	1Q18	4Q17	3Q17
Fee Simple	304	14,995	$ 338,976	65%	65%	62 %	62 %	62 %	62 %
Customary Health System Restrictions	123	7,875	171,208	33	34	34	34	34	34
Economic with Limited Restrictions	6	323	9,022	2	1	1	1	1	1
Occupancy Health System Restrictions	1	36	462	—	—	3	3	3	3
Leasehold Interest Subtotal	130	8,234	180,692	35	35	38	38	38	38
Total	434	23,229	$ 519,668	100%	100%	100 %	100 %	100 %	100 %

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Percentages shown as percent of total GLA.
(3) Refer to page 24 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(4) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

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Portfolio Information

Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations

(as of September 30, 2018, dollars and GLA in thousands)

Historical Leased Rate [1]

	As of				
	3Q18	2Q18	1Q18	4Q17	3Q17
Total portfolio leased rate	92.1%	91.9%	91.8%	91.8%	91.7%
On-campus/aligned leased rate	92.2	91.9	91.8	91.8	91.7
Off-campus/non-aligned leased rate	91.1	90.8	91.9	91.6	92.5
Total portfolio occupancy rate	90.9	90.9	90.7	91.0	90.6

New and Renewal Leasing Activity

	Total GLA	Average Term [2]	Average Base Rent [3] Expiring	Average Base Rent [3] Starting	Tenant Improvements [3]	Leasing Commissions [3]
1Q 2018						
New Leases	177	6.4		$ 23.47	$ 24.72	$ 1.50
Renewal Leases	486	4.5	$ 22.69	23.31	4.81	1.04
Total 1Q 2018	663	5.0		23.33	10.40	1.17
2Q 2018						
New Leases	190	7.8		24.98	26.75	2.03
Renewal Leases	819	5.9	$ 22.83	23.08	9.81	1.67
Total 2Q 2018	1,009	6.3		23.23	12.99	1.74
3Q 2018						
New Leases	206	7.6		23.13	17.93	2.26
Renewal Leases	326	4.2	$ 21.18	21.97	6.51	0.68
Total 3Q 2018	532	5.6		22.10	11.24	1.33
YTD 2018						
New Leases	573	7.3		24.05	22.91	1.95
Renewal Leases	1,631	5.2	$ 22.52	22.97	7.73	1.30
Total YTD 2018	2,204	5.7		$ 23.07	$ 11.81	$ 1.47

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	109	270	1.3%	$ 5,814	1.1%
2018	162	595	2.8	16,415	3.1
2019	589	2,381	11.1	61,809	11.9
2020	475	2,038	9.5	49,551	9.5
2021	601	2,885	13.5	65,665	12.6
2022	388	2,078	9.7	49,727	9.6
2023	303	1,860	8.7	40,712	7.8
2024	173	1,179	5.5	29,018	5.6
2025	162	1,097	5.1	26,281	5.1
2026	148	1,212	5.7	25,384	4.9
2027	154	2,029	9.5	55,401	10.7
Thereafter	283	3,775	17.6	93,891	18.1
Total	3,547	21,399	100%	$ 519,668	100%

(1) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(2) Amounts presented in years.
(3) Amounts presented per square foot.

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Portfolio Information

Key Health System Relationships and Highlights

(as of September 30, 2018, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships (1)

Health System	Weighted Average Remaining Lease Term (2)	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Baylor Scott & White Health	7	Aa3	849	4.0%	$ 22,531	4.3%
Highmark-Allegheny Health Network (3)	4	Baa1	914	4.3	17,730	3.4
Hospital Corporation of America	4	BB+	459	2.1	13,081	2.5
Providence St. Joseph Health	1	Aa3	435	2.0	12,193	2.4
Tenet Healthcare System	7	B2	496	2.3	12,067	2.3
Community Health Systems (TN)	8	CCC+	544	2.5	11,160	2.2
Tufts Medical Center	9	BBB	255	1.2	10,614	2.1
Ascension Health	5	Aa2	445	2.1	10,004	1.9
Steward Health Care System	8	NR	383	1.8	9,841	1.9
Adventist Health	4	Aa2	332	1.6	7,456	1.4
Harbin Clinic	9	NR	313	1.5	6,704	1.3
Mercy Health	8	Aa3	251	1.2	6,307	1.2
Atrium Health	2	AA-	197	0.9	5,901	1.2
UNC Health Care	8	Aa3	222	1.0	5,779	1.1
Trinity Health	9	Aa3	185	0.9	5,307	1.0
Total			6,280	29.4%	$ 156,675	30.2%

Health System Relationship Highlights

Baylor Scott & White Health (Aa3), headquartered in Dallas, Texas, is the largest not-for-profit health care system in Texas. Baylor Scott & White Health was started in 2013 with the combination of Baylor Health Care System and Scott & White Healthcare. BS&W includes approximately 48 hospitals, 800 patient care sites, 7,800 active physicians, and 47,000 employees.

Highmark-Allegheny Health Network (Baa1), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark-Allegheny Health Network has eight hospitals and more than 200 primary and specialty care practices. They have approximately 2,400 physicians in every clinical specialty, 19,000 employees and 2,000 volunteers. Together, they provide world-class medicine to patients in their communities, across the country and around the world.

Hospital Corporation of America (BB+), based in Nashville, Tennessee, HCA is one of the nation's leading providers of healthcare services. They are a company comprised of locally managed facilities that includes approximately 178 hospitals, 119 freestanding surgery centers in 20 states and the United Kingdom with 38,000 active physicians and employing approximately 249,000 people. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve.

Providence St. Joseph Health (Aa3), a not-for-profit and social services system providing a comprehensive range of health and social services across Alaska, California, Montana, New Mexico, Oregon, Texas and Washington. They have more than 119,000 caregivers/employees serving in 51 hospitals and more than 800 clinics.

Tenet Healthcare System (B2), headquartered in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 89 hospitals, over 470 outpatient centers and has over 115,000 employees in 47 states. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve.

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

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3Q 2018 I Supplemental Information
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Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 3Q18 4Q17 ASSETS Real estate investments: Land $ 483,541 $ 485,319 Building and improvements 5,743,439 5,830,824 Lease intangibles 604,215 639,199 Construction in progress 27,273 14,223 6,858,468 6,969,565 Accumulated depreciation and amortization (1,151,490) (1,021,691) Real estate investments, net 5,706,978 5,947,874 Investment in unconsolidated joint venture 67,592 68,577 Cash and cash equivalents 225,518 100,356 Restricted cash 14,639 18,204 Receivables and other assets, net 213,482 207,857 Other intangibles, net 100,475 106,714 Total assets $ 6,328,684 $ 6,449,582 LIABILITIES AND EQUITY Liabilities: Debt $ 2,609,659 $ 2,781,031 Accounts payable and accrued liabilities 160,246 167,852 Derivative financial instruments - interest rate swaps — 1,089 Security deposits, prepaid rent and other liabilities 55,753 61,222 Intangible liabilities, net 62,887 68,203 Total liabilities 2,888,545 3,079,397 Commitments and contingencies Redeemable noncontrolling interests 6,610 6,737 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 207,231,171 and 204,892,118 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively 2,072 2,049 Additional paid-in capital 4,574,913 4,508,528 Accumulated other comprehensive income 648 274 Cumulative dividends in excess of earnings (1,224,006) (1,232,069) Total stockholders’ equity 3,353,627 3,278,782 Noncontrolling interests 79,902 84,666 Total equity 3,433,529 3,363,448 Total liabilities and equity $ 6,328,684 $ 6,449,582 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 20

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	3Q18	3Q17	3Q18	3Q17
Revenues:				
Rental income	$ 175,038	$ 175,431	$ 523,826	$ 438,949
Interest and other operating income	97	563	302	1,271
Total revenues	175,135	175,994	524,128	440,220
Expenses:				
Rental	55,789	56,331	165,364	138,874
General and administrative	8,770	8,283	26,281	25,178
Transaction	346	261	933	5,618
Depreciation and amortization	70,568	70,491	210,064	172,900
Impairment	4,281	—	8,887	5,093
Total expenses	139,754	135,366	411,529	347,663
Income before other income (expense)	35,381	40,628	112,599	92,557
Interest income (expense):				
Interest related to derivative financial instruments	169	(264)	297	(827)
Gain on change in fair value of derivative financial instruments, net	—	—	—	884
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	169	(264)	297	57
Interest related to debt	(25,003)	(25,924)	(77,689)	(59,688)
Gain on sale of real estate, net	166,372	—	166,372	3
Loss on extinguishment of debt, net	(1,092)	(774)	(1,092)	(11,192)
Income from unconsolidated joint venture	432	318	1,405	381
Other income (expense)	89	(27)	129	(13)
Net income	$ 176,348	$ 13,957	$ 202,021	$ 22,105
Net income attributable to noncontrolling interests	(3,362)	(194)	(3,887)	(715)
Net income attributable to common stockholders	$ 172,986	$ 13,763	$ 198,134	$ 21,390
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.83	$ 0.07	$ 0.96	$ 0.12
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.82	$ 0.07	$ 0.94	$ 0.12
Weighted average common shares outstanding:				
Basic	207,513	200,674	205,950	173,189
Diluted	211,444	204,795	209,968	177,410
Dividends declared per common share	$ 0.310	$ 0.305	$ 0.920	$ 0.905

HTA LISTED NYSE

3Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Nine Months Ended 3Q18 3Q17 Cash flows from operating activities: Net income $ 202,021 $ 22,105 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 203,550 169,057 Share-based compensation expense 7,830 5,493 Impairment 8,887 5,093 Income from unconsolidated joint venture (1,405) (381) Distributions from unconsolidated joint venture 1,680 — Gain on sale of real estate, net (166,372) (3) Loss on extinguishment of debt, net 1,092 11,192 Change in fair value of derivative financial instruments — (884) Changes in operating assets and liabilities: Receivables and other assets, net (7,820) (19,854) Accounts payable and accrued liabilities (5,932) 29,566 Prepaid rent and other liabilities (2,780) 7,158 Net cash provided by operating activities 240,751 228,542 Cash flows from investing activities: Investments in real estate (17,389) (2,357,570) Investment in unconsolidated joint venture — (68,839) Development of real estate (29,593) (19,163) Proceeds from the sale of real estate 302,440 4,746 Capital expenditures (61,136) (42,990) Collection of real estate notes receivable 524 — Net cash provided by (used in) investing activities 194,846 (2,483,816) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 145,000 515,000 Payments on unsecured revolving credit facility (145,000) (528,000) Proceeds from unsecured senior notes — 900,000 Payments on secured mortgage loans (173,212) (75,444) Deferred financing costs (782) (16,902) Debt extinguishment costs (1,909) (10,391) Security deposits 499 1,932 Proceeds from issuance of common stock 72,814 1,624,222 Issuance of operating partnership units 411 — Repurchase and cancellation of common stock (19,431) (3,413) Dividends paid (188,414) (145,877) Distributions paid to noncontrolling interest of limited partners (3,976) (4,019) Net cash (used in) provided by financing activities (314,000) 2,257,108 Net change in cash, cash equivalents and restricted cash 121,597 1,834 Cash, cash equivalents and restricted cash - beginning of period 118,560 25,045 Cash, cash equivalents and restricted cash - end of period $ 240,157 $ 26,879 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 22

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Previously defined as Adjusted EBITDA, Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests; (iii) notes receivable interest income; and (iv) other GAAP adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight- line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of HTA’s tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP) plus: (i) interest expense and net change in the fair value of derivative financial instruments; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss from sale of real estate; and (vi) and proportionate share of joint venture depreciation, amortization and other adjustments. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. NOI should be reviewed in connection with other GAAP measurements. 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) is actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred.  HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 3Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 24